UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 10, 2003

SMART & FINAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-10811	95-4079584
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Citadel Drive City of Commerce, California	90040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 869-7500

Item 5.    Other Events.

As previously announced on August 6, 2003, Smart & Final Inc. (the “Company”) entered into definitive sales agreements with Gordon Food Service for the sale of Smart & Final’s Florida foodservice direct delivery and Florida stores businesses. Smart & Final has received net cash proceeds of $14.8 million with an additional $3.0 million placed in an escrow account for later settlement of closing valuation matters related to these agreements. Smart & Final subsequently reduced the balance outstanding under its revolving credit facility, and the corresponding commitment amount, by $15.0 million.

In a related transaction, Gordon Food Service acquired from the trust of the Company’s synthetic lease facility two Florida real properties for $14.3 million. These funds are being held within the trust for acquisition of replacement properties or later reduction to the lease facility amount.

The parties continue to finalize certain ancillary agreements related to these transactions.

The statements in this Form 8-K Current Report concerning management’s expectations constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward looking statements. In order to comply with the terms of the safe harbor, Smart & Final Inc. (the “Company”) notes that such forward looking statements are based upon internal estimates which are subject to change because they reflect preliminary information and management assumptions, and that a variety of factors could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward looking statements. This report includes “forward looking statements” including, without limitation, statements as to the Company’s liquidity and availability of capital resources.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2003	SMART & FINAL INC.

	By:	/s/ RICHARD N. PHEGLEY
	Its:	Richard N. Phegley Senior Vice President and Chief Financial Officer